First Quarter 2018 Investor Presentation May 3, 2018 Exhibit 99.1

Forward Looking Statements and Non-GAAP Disclaimer This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “expected,” “looking forward,” “guidance,” “Results in mid-cycle Adjusted EBITDA” and similar expressions are intended to identify forward-looking statements. Statements about the company’s business, including its strategy, its industry, the company’s future profitability, the company’s guidance on its sales, Adjusted EBITDA, gross profit, gross profit percentage, Adjusted Gross Profit, Adjusted Gross Profit percentage, tax rate, capital expenditures and cash from operations, growth in the company’s various markets and the company’s expectations, beliefs, plans, strategies, objectives, prospects and assumptions are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond our control, including the factors described in the company’s SEC filings that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. For a discussion of key risk factors, please see the risk factors disclosed in the company’s SEC filings, which are available on the SEC’s website at www.sec.gov and on the company’s website, www.mrcglobal.com. Our filings and other important information are also available on the Investor Relations page of our website at www.mrcglobal.com. Undue reliance should not be placed on the company’s forward-looking statements. Although forward-looking statements reflect the company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law. Statement Regarding Use of Non-GAAP Measures: The Non-GAAP financial measures contained in this presentation (Adjusted EBITDA and Adjusted Gross Profit) are not measures of financial performance calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and should not be considered as alternatives to net income or gross profit. They should be viewed in addition to, and not as a substitute for, analysis of our results reported in accordance with GAAP. Management believes that these non-GAAP financial measures provide investors a view to measures similar to those used in evaluating our compliance with certain financial covenants under our credit facilities and provide meaningful comparisons between current and prior year period results. They are also used as a metric to determine certain components of performance-based compensation. They are not necessarily indicative of future results of operations that may be obtained by the Company.

First Quarter 2018 Investor Presentation

MRC Global 3

Global Leader in PVF Distribution

Largest pipe, valves and fittings (PVF) distributor – TTM Sales of $3.8B

Key Role in Global Supply Chains of Energy Companies

- Create value for both customers and suppliers
- Closely integrated into customer supply chains
- Volume purchasing savings and capital efficiencies for customer

Differentiated Global Capabilities

- Footprint with ~300 service locations in 22 countries
- Premier quality program, material sourcing & customer service
- Serve broad PVF needs making it convenient and efficient for customers

Diversified Business Mix

- Balanced portfolio across upstream, midstream & downstream sectors
- Product mix focused on higher margin offerings
- Strategic focus on maintenance, repair and operations (MRO) contracts
- Growing integrated supply & project business
- Serve 200+ fabrication customers with ~$350M in annual revenue

Upstream 29%



Midstream 43%



Downstream 28%



Note: For the twelve months ended March 31, 2018

Diversified by Region, Industry Sector and Product Line - Well Positioned Through Cycle Revenue by Geography United States 79% Downstream 28% Note: Percentage of sales are for the twelve months ended March 31, 2018. Industrial includes metals & mining, fabrication, pulp & paper, power generation and general industrial. Midstream 43% Upstream 29% Revenue by Product Line Revenue by Industry Sector

Upstream – Providing Completion Infrastructure to E&P Operators Provide well hook-ups via on-site product trailers, above-ground infrastructure PVF products for flow lines & tank batteries Serve exploration & production (E&P) operators including Shell, Chevron, Statoil and Canadian Natural Resources Primary drivers are customers’ capital budgets for well completions & production tank battery upgrades and expansions Walk-in counter sales at strategically located branches in active oil & gas production areas Located in all major basins Upstream revenue follows basin market activity levels

Serving Midstream Customers Gas Utilities Transmission & Gathering Provide PVF to midstream gathering customers Provide PVF bulks & shorts and logistical services to long-haul transmission customers Benefit from recent pipeline approvals & modernization projects replacing older pipelines Customers include DCP, Energy Transfer, Williams, TransCanada Provide PVF & integrated supply services Business drivers: integrity projects & pipeline enhancement projects independent of commodity prices residential & commercial, new & upgrade installations Relatively stable, steady growth Contracts or sales with 8 of the 10 largest gas utilities in the U.S. (e.g. PG&E, NiSource, Atmos)

First Quarter 2018 Investor Presentation
MRC Global 7

Serving Downstream Customers

Refining

- Recurring MRO revenue from planned & unplanned maintenance
- Provide on-location "zone store" inventory
- Contracts or sales with 8 of the 10 largest refiners in the U.S. (e.g. Marathon Petroleum Company, Valero, Phillips 66, ExxonMobil)







Chemical & Industrial

- Low gas prices provide stable, advantaged feedstock for plastics
- Positioned to benefit from $185B of planned U.S. petrochemical projects[1]
  - Including: ExxonMobil – Gulf Coast
    Shell – Franklin, PA
    LyondellBasell – Gulf Coast

1. Source: Wall Street Journal, "Shale Boom's Impact In One Word: Plastics", June 26, 2017.

MRC Global is a Critical Link Between Its Customers & Suppliers CUSTOMERS SUPPLIERS Energy Carbon Steel Tubulars Valves Supplier Value Proposition Manufacturing and scale efficiencies Leverage MRC Global’s footprint Access to 16,000+ customers Lead suppliers through the quality process Customer Value Proposition Outsource non-core supply chain and logistics functions Reduce supply chain complexity Savings from volume purchasing and global sourcing, 40+ countries Product availability - access to MRC Global’s broad inventory with approx.12,000 suppliers Approve new suppliers through rigorous quality program Fittings, Flanges and Other IOCs Downstream Midstream Upstream

First Quarter 2018 Investor Presentation
MRC Global 9

Global Footprint – Strategically Located in Key Geographies to Deliver Solutions to Customers

North America


Nisku, AB
Cheyenne, WY
Odessa, TX
Bakersfield, CA
San Antonio, TX
Munster, IN
Pittsburgh, PA
Nitro, WV
Tulsa, OK
Houston, TX

International


Stavanger, NO
NORDIC
Bradford, UK
EUROPE
Rotterdam, NL
Dubai, UAE
Singapore
ME / Caspian
Asia Pacific
Perth, WA

North America	As of 3/31/2018
Branches	126
RDCs	10
VECs	14
Employees	~2,680

- Valve & Engineering Center (VEC)
- Regional Distribution Center (RDC)
- Branch Location (BR)
- Headquarters (HQ)
- Corporate Office

International	As of 3/31/2018
Branches	50
RDCs	6
VECs	13
Countries	20
Employees	~820

MRC Global’s Differentiated Value Proposition Driving enhanced profitability and return on capital through operational efficiencies, disciplined cost management and products & services portfolio optimization Active balance sheet management and robust cash flow create financial flexibility and capital allocation opportunities Strong record of winning new customers and expanding existing relationships resulting in growth Organic Growth Operational Optimization Strategic Capital Decisions Solid history of strategic acquisitions in advantageous geographies, sectors and product lines Global M&A Platform

First Quarter 2018 Investor Presentation
MRC Global 11

Strong Record of Customer Contract Wins and Renewals – Yields Growth Opportunities

1. **Renew Existing & Obtain New MRO Contract Customers**
   - Approximately 53% of sales are from our top 25 customers[1]
2. **Expand Global Chemical and Valve businesses**
   - Target - 40% of total revenue from valves, automation, measurement and instrumentation
3. **Continue to Expand the Integrated Supply Business**
   - Approx. $900 million in revenue[1]
4. **Continue to Develop "Next 75" Customers**
   - Drive share through focused sales efforts and exceptional customer service

Selected Recent Contract Wins and Renewals

Customer	Type/ Scope	Products	Geography	Term (years)
TransCanada	Renewal	PVF	U.S.	3
CNRL	Renewal with added scope	PVF	N.A.	3
Duke	Renewal with added scope	Integrated Supply	U.S.	6
DCP Midstream	Renewal	PVF	U.S.	5
Southern Co Gas	Renewal	Integrated Supply	U.S.	5
Shell	Renewal	PFF, Valves	N.A., Global	5
NiSource	Renewal with added scope	Integrated Supply	U.S.	5
ConocoPhillips	Renewal	PVF	U.S.	2
Chevron	Renewal	PVF	Global	7
Statoil	Additional scope	Valves, Fittings, Manifolds	Denmark, Norway	4 & Projects

1. For the twelve months ended March 31, 2018

First Quarter 2018 Investor Presentation
MRC Global 12

Leader in Executing Global PVF Contracts - a Platform for Growth

Customers prefer a dependable supplier who can offer global procurement capabilities and excellent service everywhere they operate.

MRC Global has executed the only global PVF contracts with IOCs in the industry.

- Shell – Global valves & North American PFF
- Chevron – Global PVF
- ExxonMobil – Global valves, initially focused on downstream

2017

Shell
- 5 year renewal term
- Global valves & North American PFF

First global valve contract in 2012

2017

Chevron
- 7 year renewal term
- Global PVF
- Leveraged U.S. agreement to add Canada, Europe, Australia, Thailand, Gulf of Mexico, Kazakhstan

Strategic geographic expansion since original 2003 contract

2017

ExxonMobil
- 5 year renewal term
- Global valves for MRO & projects. Initially focused on downstream for the U.S., Europe & Asia Pacific

Opportunity to expand

First Quarter 2018 Investor Presentation
MRC Global 13

End Market Growth Opportunities

Upstream	Midstream	Downstream

Upstream

Global E&P Spending[1]


$ billions
Outside North America
North America
$500
$400
$300
$200
$100
$-
7% global growth
13% global growth
2017E
2018E
2019E

Midstream

Existing Pipeline Infrastructure Aging

- gas pipelines average age > 50 years[2]
- replacement market of 5,000 miles/ year[2]

New Pipeline Spending In U.S.[3]


$ billions
$35
$30
$25
$20
$15
$10
$5
$-
24% growth
2017E
2018E

Downstream

North American Refining & Chemical Spending[4]


$ billions
$70
$60
$50
$40
$30
$20
$10
$-
19% growth
5% growth
2017E
2018E
2019E

Sources:

1. Evercore ISI, "The 2018 Evercore ISI Global E&P Spending Outlook: A Pivotal Year for E&P Capital Deployment", published December 13, 2017.
2. Pipe Logix Line Pipe Market Review & Outlook, 2nd Quarter 2017, Construction Outlook published May 2017.
3. Stifel Diversified Industrials Specialty Engineering and Construction, pipeline database January 2018. All tiers. Probability weighted.
4. Industrial Info Resources: February 2018

Valve, Actuation, Measurement & Instrumentation (VAMI) Value-added offerings: Valve actuation/automation – assist with determining specifications, allow customer to mix & match components from different manufacturers to maximize functionality & minimize cost, engineering and design of actuation and control packages Engineered Solutions – includes sizing & selection, engineering support, trim changes, gear installations, pressure testing, bolt changes, same day turnaround Traceability – unique serialization of entire valve actuation package Testing – Fugitive emission testing, material identification (e.g. metallurgy), x-ray, magnetic particle examination, pressure testing Valvewatch – patented technology that monitors valves for indicative repairs reducing downtime & preventing failures Value-Added Services: Positioning Offerings to Higher Margin Products & Services with Broad Capabilities

Valve & Engineering Centers Worldwide Largest Global Distributor of Valve Products & Services in Oil & Gas 2017 VAMI Sales 27

First Quarter 2018 Investor Presentation
MRC Global 16

Impact of Tariffs – Work Closely with Customers to Optimize the Global Supply Chain

In general, inflation is a positive

Summary:

- Section 232 tariffs went into effect 3/23 & are still evolving - quotas & exemptions substituted for tariffs April 30 - temporary exemptions extended for certain countries & exemptions for others made permanent
- Directly or indirectly impacts all stainless & carbon products including pipe, fittings and flanges
    - Approximately 39% of revenue affected
    - Approximately 70% of carbon inventory is domestic, 30% is imported
- Prices rising – 1Q18 average price of pipe is 28% greater than the 1Q17 average price (per Pipelogix)
- Section 232 tariff does not include valves, however the cost of valves is being impacted by Chinese regulations, resulting in the closure of steel manufacturers and casting foundries. Actions lead to inflationary pricing & extended lead times
- Steel products have been experiencing increased raw material costs leading to price increases and the potential for additional increases due to anti-dumping and countervailing duty investigations exists

Impact:

- Contract structure – cost plus pricing with 90 day re-pricing terms
- Revenue – higher cost products from inflation result in higher revenue and higher LIFO expense
- Margin dollars – more expensive materials with the same percentage mark-up result in more margin dollars

MRC Global is well-positioned with carbon, stainless and valve suppliers

Working Capital Management Focus on Optimizing Operations Expect to maintain capital efficiency with working capital as a percentage of revenue at approximately 20% 1Q 2018 is the first quarter that days payable outstanding exceeded days sales outstanding Investments in working capital are weighted to higher margin products Optimizing Net Working Capital1 Working capital defined as Current Assets (excluding Cash) – Current Liabilities. Sales are on trailing twelve months basis. High operating leverage - SG&A as a percentage of sales is declining as sales increase and operating costs are controlled International segment produced positive Operating Income in 1Q 2018 as a result of actions taken in 4Q 2017 including headcount reductions. Expect 17% revenue growth with a 3% increase in SG&A in 2018 (at mid-point) as compared to 2017 Actively Managing SG&A Costs Declining SG&A as % of Revenue Actively Managing Costs

First Quarter 2018 Investor Presentation
MRC Global 18

New Houston Regional Distribution Center - Supporting Growth & Continued Operational Efficiencies

- Consolidates four locations including three Houston locations, Galena Park, Darien & East Park
  - Large project staging capabilities
  - Easily scalable for growth

- Strategically located near refining and petrochemical customers
  - Supports growth from recent multi-year downstream customer contracts including ExxonMobil, BASF, LyondellBasell and The Chemours Company

- Largest global valve & engineering enter (VEC) with expanded capabilities including valve testing services

Largest regional distribution center in global footprint with **415,000 ft^2** including a **40,000 ft^2** VEC


MRC Global

Investing in Technology for Long-Term Growth & Efficiency Benefits of implementing ERP system in International segment: Moves from 14 systems to one Makes interaction with customers streamlined and efficient Provides one view of inventory, procurement and strategic inventory management Standardization of processes resulting in lower costs Completed in 2017 MRCGOTM online catalog increased functionality added B-2-B for contract customers allows for easy and efficient ordering Customized for each customer’s contract terms, part numbers, commonly ordered items Real-time inventory, pricing and order status Over $110 million of 2017 revenue generated through MRCGOTM of the top 35 customers’ 2017 revenue or approximately $700 million was transacted through e-commerce (e.g. catalog, EDI) ~35%

Strategic Capital Decisions Support Growth Investing and Financing cash flows from 2013 through 1Q18. Net Financing equals the total issuance less repayment of debt and equity excluding share repurchases. Effectively Positioned the Balance Sheet … Advantageous debt agreements with favorable terms, low interest rate and maturities 2022+ Liquidity of $454 million – sufficient to cover working capital and M&A Net leverage expected to decrease as EBITDA increases in 2018 … For Capital Deployment Opportunities Organic growth initiatives - Investments to drive share gains & efficiencies Share repurchases: $125 million authorization completed in 1Q 2017 $100 million authorization completed in April 2018 Strategic M&A - 30% of cash flow deployed on M&A from 2013-1Q18 Debt repayment $1.12 billion in 2015 & 2016 Use of Cash Flow (2013 – 1Q2018¹) Net Leverage

First Quarter 2018 Investor Presentation

MRC Global 21

Global Platform For Continued M&A

North American Consolidation

- Merger in 2007 created the largest PVF distributor to energy companies in North America
- Augmented North American platform through seven bolt-on acquisitions and organic growth

+

Global Acquisitions

- Acquired an international valve company in 2009 as a platform for international expansion
- Expanded markets served and enhanced product portfolio through several subsequent acquisitions
- Acquired leading Norwegian supplier in 2014, which added a differentiated offshore production facility capability and provided expertise to grow in offshore production facility markets

=

Differentiated Position

- Global service capability enables expanded relationships with customers and organic growth opportunity
- Diversified across the energy infrastructure complex, serving upstream, midstream and downstream customers

Targeted Sectors

- Focus in 2015 -2017 was on debt reduction & share repurchases
- In 2018, continue to target global assets and build scale with a focus on valves & alloys

Strategic Acquisitions

Date	Company Acquired	Country	Revenue ($ million)[1]
Jun-14	HypTeck	Norway	$ 38
May-14	MSD Engineering	Singapore & SE Asia	26
Jan-14	Stream	Norway	271
Dec-13	Flangefitt Stainless	United Kingdom	24
Jul-13	Flow Control Products	U.S.	28
Dec-12	Production Specialty Services	U.S.	127
Jun-12	Chaparral Supply	U.S.	71
Mar-12	OneSteel Piping Systems	Australia	174
Jul-11	Valve Systems and Controls	U.S.	13
Jun-11	Stainless Pipe and Fittings	Australia & SE Asia	91
Aug-10	Dresser Oil Tools Supply	U.S.	13
May-10	South Texas Supply	U.S.	9
Oct-09	Transmark	Europe & Asia	346
Oct-08	LaBarge	U.S.	233
			$ 1.46+ Billion

1. Reflects reported revenues for the year of acquisition or 2013 for Stream, MSD and HypTeck.

Sales Adjusted Gross Profit and % Margin1 Adjusted EBITDA and % Margin1 7.0% 8.5% ($ millions, except per share data) 2.0% 4.2% 4.8% 2.2% 4.5% Diluted EPS Quarterly & YTD Financial Performance See reconciliation of non-GAAP measures to GAAP measures in the appendix 4.2% 5.8% 4.8% 2.5% 5.8% 18.2% 18.5% 19.1%

Total Debt Capital Structure Cash Flow from Operations Net Working Capital as % of Sales2 ($ millions) Strong Balance Sheet Provides Financial Flexibility Multiples represent Net Debt / trailing twelve months Adjusted EBITDA. Net Debt is Total Debt less Cash. Working capital defined as Current Assets (excluding Cash) – Current Liabilities. Sales are on trailing twelve months basis. Y-o-Y Growth 30.8% 13.1% (9.0%) 39.7% (39.7%) 3.5x 2.7x 2.9x Net Leverage1: March 31, 2018 Cash and Cash Equivalents $ 45 Total Debt (including current portion): Term Loan B due 2024 (net of discount & deferred financing costs) $ 396 Global ABL Facility due 2022 243 Total Debt $ 639 Preferred stock 355 Common stockholders’ equity 743 Total Capitalization $ 1,737 Liquidity $ 454

Favorable Trends Lead to Continued Growth POSITIVE MACROECONOMIC CONDITIONS Increased production in U.S. requiring additional oil & gas facility (e.g. tank battery) expansions and pipeline infrastructure Deregulation of new pipeline installations and multi-year investments in replacement pipeline for aging infrastructure & pipeline integrity projects Stable supply of low-cost natural gas providing secure feedstock for petrochemical processing along with increasing demand for plastics leads to higher petrochemical facility investment Favorable economics for gas exporting, pipelines to Mexico & Canada, LNG to rest of world Drilled but Uncompleted well (DUC) count represents backlog of future upstream completion revenue Multi-year contract wins and renewals represent an increase in market share MRC GLOBAL Higher margin product mix strategy Lower operating cost model from 2015 & 2016 provides a competitive advantage Results in mid-cycle Adjusted EBITDA of $300 - $350M

World-class Management Team with Significant Distribution and Energy Experience Compelling Long-Term Investment Market Leader in PVF Distribution, Serving Critical Function to the Energy Industry Diversified Across Sectors, Regions and Customers Differentiated Global Platform Creates Customer Value Counter-cyclical Cash Flow and Strong Balance Sheet Organic Growth Potential via Market Share Gains from Expanded Multi-year MRO Contracts and Long-term Secular Growth from Global Energy Demand Proven History of Driving Continuous Productivity Improvements Industry Consolidator with Proven Success in Acquiring and Integrating Businesses

Appendix

Financial Outlook 2018 Outlook – Updated 1Q18 Revenue Profitability / Cash flows 2018 annual – $4,100 - $4,400 million Adjusted Gross Profit – 19.0% - 19.3% By sector SG&A – $545 - $555 million Upstream – up 15 - 25% Tax rate – 28 - 29% annual Midstream – up 10 - 20% Capital expenditures – $25 million Downstream – up 15 - 25% Cash flow from operations – breakeven By segment LIFO – $30 million expense U.S. – up 15 - 20% Equity-based compensation expense – $14 million Canada & International – up 10 - 15% Sequential 2Q18 – up mid-single digit percentages Note: Adjusted Gross Profit is a non-GAAP measure. For a reconciliation to Gross profit, its closest GAAP measure, see our Current Report on Form 8-K dated May 2, 2018.

First Quarter 2018 Investor Presentation

MRC Global 28

Annual Financial Performance

($ millions, except per share data)

Sales


$3,846
$4,832
$5,571
$5,231
$5,933
$4,529
$3,041
$3,646
2010
2011
2012
2013
2014
2015
2016
2017

	2010	2011	2012	2013	2014	2015	2016	2017
Y-o-Y Growth		*26%*	*15%*	*(6%)*	*13%*	*(24%)*	*(33%)*	*20%*

Adjusted Gross Profit and % Margin[1]


$663
$850
$1,058
$1,009
$1,120
$814
$523
$677
17.2%
17.6%
19.0%
19.3%
18.9%
18.0%
17.2%
18.6%
2010
2011
2012
2013
2014
2015
2016 2
2017 3

	2010	2011	2012	2013	2014	2015	2016	2017
Y-o-Y Growth		*28%*	*24%*	*(5%)*	*11%*	*(27%)*	*(36%)*	*29%*

Adjusted EBITDA and % Margin[1]


$224
$360
$463
$386
$424
$235
$75
$179
5.8%
7.5%
8.3%
7.4%
7.1%
5.2%
2.5%
4.9%
2010
2011
2012
2013
2014
2015
2016
2017

	2010	2011	2012	2013	2014	2015	2016	2017
Y-o-Y Growth		*61%*	*29%*	*(17%)*	*10%*	*(45%)*	*(68%)*	*139%*

Diluted EPS


$(0.61)
$0.34
$1.22
$1.48
$1.40
$(3.38)
$(1.10)
$0.27
2010
2011
2012
2013
2014
2015
2016
2017

	2010	2011	2012	2013	2014	2015	2016	2017
Y-o-Y Growth		*156%*	*259%*	*21%*	*(5%)*	*NM*	*67%*	*125%*

1. See reconciliation of non-GAAP measures to GAAP measures in the appendix
2. Includes $45 million of non-cash charges recorded in cost of goods sold & the international segment for the year ended December 31, 2016. Charges relate to a restructuring of our Australian business and market conditions in Iraq as well as an increase in reserves for excess and obsolete inventory in the U.S. and Canada as a result of the market outlook for certain products. Excluding these charges for the year ended December 31, 2016, gross profit, as reported would be $513 million (16.9%) and adjusted gross profit would be $568 million (18.7%).
3. Includes $6 million of non-cash charges recorded in cost of goods sold & in the international segment for the year ended December 31, 2017. Charges are related to reducing our local presence in Iraq. Excluding these charges for the year ended December 31, 2017 gross profit, as reported would be $588 million (16.1%) and adjusted gross profit would be $683 million (18.7%).

Total Debt Capital Structure Cash Flow from Operations Net Working Capital as % of Sales2 ($ millions) December 31, 2017 Cash and Cash Equivalents $ 48 Total Debt (including current portion): Term Loan B due 2024 (net of discount & deferred financing costs) $ 397 Global ABL Facility due 2022 129 Total Debt $ 526 Preferred stock 355 Common stockholders’ equity 759 Total Capitalization $ 1,640 Liquidity $ 485 Balance Sheet Multiples represent Net Debt / trailing twelve months Adjusted EBITDA. Net Debt is Total Debt less Cash. Working capital defined as Current Assets (excluding Cash) – Current Liabilities. Sales are on trailing twelve months basis. Y-o-Y Growth 30.8% 13.1% (9.0%) 39.7% (39.7%) 5.8x 4.1x 2.6x 2.5x 3.4x 1.9x 4.0x 2.7x Net Leverage1:

Adjusted Gross Profit Reconciliation Three months ended Year ended December 31 ($ millions) Mar 31, 2018 Dec 31, 2017 Mar 31, 2017 2017 2016 2015 2014 2013 2012 2011 2010 Gross profit $ 169 $ 141 $ 140 $ 582 $ 468 $ 786 $ 1,018 $ 955 $ 1,014 $ 708 $ 518 Depreciation and amortization 6 6 5 22 22 21 22 22 19 17 17 Amortization of intangibles 11 11 11 45 47 60 68 52 49 51 54 Increase (decrease) in LIFO reserve 7 9 1 28 (14) (53) 12 (20) (24) 74 74 Adjusted Gross Profit $ 193 $ 167 $ 157 $ 677 $ 523 $ 814 $ 1,120 $ 1,009 $ 1,058 $ 850 $ 663

First Quarter 2018 Investor Presentation
MRC Global 31

Adjusted EBITDA Reconciliation

($ millions)	Three months ended Mar 31, 2018	Dec 31, 2017	Mar 31, 2017		Year ended December 31 2017	2016	2015	2014	2013	2012	2011	2010
Net income (loss)	**$ 18**	**$ 35**	**$ 6**		**$ 50**	**$ (83)**	**$ (331)**	**$ 144**	**$ 152**	**$ 118**	**$ 29**	**$ (52)**
Income tax expense (benefit)	7	(49)	1		(43)	(8)	(11)	82	85	64	27	(23)
Interest expense	8	7	7		31	35	48	62	61	113	137	140
Depreciation and amortization	6	6	5		22	22	21	22	22	19	17	17
Amortization of intangibles	11	11	11		45	47	60	68	52	49	51	54
Increase (decrease) in LIFO reserve	7	9	1		28	(14)	(53)	12	(20)	(24)	74	75
Inventory-related charges	-	6	-		6	40	-	-	-	-	-	-
Goodwill & intangible asset impairment	-	-	-		-	-	462	-	-	-	-	-
Change in fair value of derivative instruments	(2)	-	1		1	(1)	1	1	(5)	(2)	(7)	5
Equity-based compensation expense	4	4	4		16	12	10	9	15	8	8	4
Severance & restructuring charges	-	14	-		14	20	14	8	1	-	1	3
Write-off of debt issuance costs	-	-	-		8	1	3	-	-	-	-	-
Litigation matter	-	-	-		3	-	3	-	-	-	-	-
Foreign currency (gains) losses	-	-	-		(2)	4	3	3	13	(1)	(1)	-
Loss on disposition of non-core product line	-	-	-		-	-	5	10	-	-	-	-
Insurance charge	-	-	-		-	-	-	-	2	-	-	-
Cancellation of executive employment agreement (cash portion)	-	-	-		-	-	-	3	-	-	-	-
Expenses associated with refinancing	-	-	-		-	-	-	-	5	2	9	-
Loss on early extinguishment of debt	-	-	-		-	-	-	-	-	114	-	-
Pension settlement	-	-	-		-	-	-	-	-	4	-	-
Legal and consulting expenses	-	-	-		-	-	-	-	-	-	10	4
Provision for uncollectible accounts	-	-	-		-	-	-	-	-	-	-	(2)
Joint venture termination	-	-	-		-	-	-	-	-	-	2	-
Other expense (income)	-	-	-		-	-	-	-	3	(1)	3	(1)
Adjusted EBITDA	**$ 59**	**$ 43**	**$ 36**		**$ 179**	**$ 75**	**$ 235**	**$ 424**	**$ 386**	**$ 463**	**$ 360**	**$ 224**